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Exhibit 4

                               AMENDMENT NO. 4 TO
                                RIGHTS AGREEMENT
                                ----------------



      Amendment No. 4 (this "Amendment"), dated as of February 25, 1997, to the Rights Agreement, dated as of March 28, 1994, between Petrolite Corporation, a Delaware corporation (the "Company"), and Society National Bank (the "Rights Agent"), as amended by Amendment No. 1, dated as of December 1, 1994, Amendment No. 2, dated as of February 7, 1995, and Amendment No. 3, dated as of November 27, 1996 (as amended, the "Rights Agreement").

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with Section 27 thereof;

      WHEREAS, an Agreement and Plan of Merger, dated as of February 25, 1997 (the "Merger Agreement"), has been entered into among Baker Hughes Incorporated ("BHI"), Baker Hughes Missouri, Inc., Baker Hughes Delaware, Inc., the Company and Wm. S. Barnickel & Company ("Barnickel"), which Merger Agreement provides for, among other things, the acquisition by BHI, directly or indirectly, of all of the outstanding capital stock of each of Barnickel and the Company;

      WHEREAS, the Company has agreed to amend certain provisions of the Rights Agreement in connection with the execution and delivery of the Merger Agreement;

      WHEREAS, all acts and things necessary to make this Amendment valid and enforceable have been performed and done; and

      WHEREAS, Society National Bank has been merged into Key Corp. Shareholder Services, Inc. and, pursuant to Section 20 of the Rights Agreement, is the successor to the Rights Agent.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties agree that the Rights Agreement is hereby amended as follows:

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Exhibit 4


      1. Section 1 of the Rights Agreement is amended by adding the following new paragraph at the end of Section 1 immediately following the new paragraph added by Amendment No. 3 to the Rights Agreement, dated as of November 27, 1996:
            Notwithstanding anything in this Amendment that might otherwise be deemed to the contrary, none of the execution and delivery of the Agreement and Plan of Merger, dated as of February 25, 1997, among Baker Hughes
            Incorporated, Baker Hughes Missouri, Inc.,
            Baker Hughes Delaware, Inc., the Company and
            Wm. S. Barnickel & Co. (the "Merger
            Agreement"), the conversion of shares of Capital Stock and Barnickel Common Stock (as defined in the Merger Agreement) into the right to receive Parent Common Stock (as defined in the Merger Agreement) in accordance with Article 4 of the Merger
            Agreement, and the consummation of the
            Company Merger (as defined in the Merger
            Agreement) and the Barnickel Merger (as
            defined in the Merger Agreement) or any other transaction contemplated by the Merger
            Agreement will cause (i) the Rights to become exercisable under this Amendment, (ii) Wm. S.
            Barnickel & Co., Baker Hughes Incorporated or any of its Subsidiaries (as defined in the Merger Agreement) or Affiliates to be deemed an Acquiring Person, (iii) any such event to be deemed a "flip-over transaction or event" or (iv) a Stock Acquisition Date, the
            Distribution Date, a Section 11(a)(ii) Event, a Section 13 Event or a Triggering Event to occur. If all the conditions to the Barnickel Merger and the Company Merger set forth in the Merger Agreement, other than the condition set forth in Section 9.2(d) of the Merger Agreement, shall have been fulfilled or waived in accordance with the Merger
            Agreement, and at such time the Merger
            Agreement shall not have been terminated in accordance with the terms thereof, all Rights shall expire

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Exhibit 4


            immediately prior to the Barnickel Effective
            Time (as defined in the Merger Agreement), and shall have no further force or effect after such expiration.

      2. Section 7(a) of the Rights Agreement is amended by replacing "Section 13(d)" in clause (iv) thereof with "Section 13(d) or Section 1".

      3. The Rights Agreement shall not otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same amendment and each of which shall be deemed an original.

      IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed, all on the day and year first above written.

Attest:                             PETROLITE CORPORATION



By: s\Charles R. Miller             By: s\John M. Casper
   --------------------                -----------------
   Charles R. Miller                   John M. Casper
   Secretary                           Vice President and
                                       Chief Financial Officer



Attest:                             KEY CORP. SHAREHOLDER
                                    SERVICES, INC.



By: s\Caroline Lukez                By: s\William Bedy
   --------------------                -----------------
                                       William Bedy
                                       Vice President

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